UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 8, 2006

Sybase, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16493	94-2951005

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices and zip code)
(925) 236-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
On November 8, 2006, pursuant to an Agreement and Plan of Merger dated September 5, 2006, as amended on September 8, 2006 (the “Merger Agreement”) by and among Sybase, Inc., a Delaware corporation (“Sybase”), Monaco Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Sybase (“Merger Sub”), Mobile 365, Inc., a Delaware corporation (“M365”) and with respect to Section 6.16(e), Article VIII and Article X thereof only, John Backus as the stockholder representative, Merger Sub merged with and into M365, with M365 being renamed Sybase 365, Inc. and continuing as the surviving corporation and a wholly-owned subsidiary of Sybase (the “Merger”).
Pursuant to the Merger Agreement, and as a result of the Merger, (i) each issued and outstanding share of M365 capital stock was converted into the right to receive cash, without interest, on the terms specified in the Merger Agreement, (ii) each outstanding vested option to purchase M365 capital stock issued pursuant to M365’s stock option plans was converted into the right to receive a cash amount equal to (x) the applicable common stock consideration minus (y) the exercise price payable in respect of such common stock issuable under such M365 stock option (however, if the exercise price of any option exceeded the applicable common stock consideration, the cash amount with respect to such option was zero), (iii) each outstanding unvested option to purchase M365 capital stock issued pursuant to M365’s stock option plans was assumed by Sybase as an option to purchase shares of Sybase common stock, and (iv) each outstanding warrant to purchase M365 capital stock was converted into the right to receive a cash amount equal to (x) the applicable capital stock consideration minus (y) the exercise price payable in respect of such capital stock issuable under such M365 warrant (however, if the exercise price of any warrant exceeded the applicable capital stock consideration, the cash amount with respect to such warrant was zero).
Item 7.01 Regulation FD Disclosure
A copy of the press release dated November 8, 2006 announcing the closing of the Merger and providing certain 2007 financial guidance for Sybase, Inc. is furnished as Exhibit 99.1 to this Current Report. The information being furnished pursuant to Item 7.01 on this Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired.
     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date of this report on Form 8-K must be filed.
     (b) Pro Forma Financial Information.
     The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date of this report on Form 8-K must be filed.
     (d) Exhibits.

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger dated as of September 5, 2006, by and among Sybase, Inc., Monaco Acquisition Corporation, Mobile 365, Inc., and with respect to Section 6.16(e), Article VIII and Article X only, John Backus.

99.1	Press release dated November 8, 2006 announcing the consummation of the acquisition of Mobile 365, Inc. by Sybase, Inc. and providing certain 2007 financial guidance for Sybase, Inc.
(1) Incorporated by reference to Exhibit 2.1 to the Company’s Report on Form 8-K filed on September 8, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sybase, Inc.
Date: November 8, 2006	By:	/s/ Dan Cohen
		Name:	Dan Cohen
		Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger dated as of September 5, 2006, by and among Sybase, Inc., Monaco Acquisition Corporation, Mobile 365, Inc., and with respect to Section 6.16(e), Article VIII and Article X only, John Backus.

99.1	Press release dated November 8, 2006 announcing the consummation of the acquisition of Mobile 365, Inc. by Sybase, Inc. and providing certain 2007 financial guidance for Sybase, Inc.
(1) Incorporated by reference to Exhibit 2.1 to Sybase, Inc.’s Report on Form 8-K filed on September 8, 2006.

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